Exhibit 10.2

July 28, 2021

Cai Energy Blockchain Inc.

240 W 37th St #303

New York, NY 10018

Phone: (212) 401-9973

Attention: Yifei “Bessie” Cai

RE:	Grant of Stock Options

Dear Bessie:

1. In connection with the Exclusive Agreement effective July 28, 2021 (the “Agreement”) by and between The OLB Group, Inc. (the “Company”) and Cai Energy Blockchain Inc. (the “Grantee”), the Company hereby grants to the Grantee, as a matter of compensation for the Grantee’s services under the Agreement, the right and option to purchase, in accordance with the terms and conditions set forth herein, but subject to the limitations set forth herein and in the Plan, the number of shares of Common Stock of the Company listed below (the “Option Shares”), at the exercise price per share listed below (the “Option”).

Type of Grant: Non-Qualified Stock Option

Date of Grant: July 28, 2021

Commencement Date for Vesting: July 28, 2021

Total Number of Shares Granted: 767,918

Exercise Price per Share: $0.0001

The Option will be designated as a Non-Qualified Stock Option (“NSO”). In no event will the Company, the Board of Directors, or any of their respective employees or directors have any liability to the Grantee (or any other person) in connection with the tax obligations which may be associated with the grant of the options or upon the exercise of the options.

The Grantee may elect to exercise this Option, or a portion hereof, and to pay for the Option Shares by way of a cashless exercise in which event the Company shall issue to the Grantee the number of incremental Option Shares to which the Grantee is entitled upon exercise of the Option computed according to the following equation:

; where

X	=	the number of Option Shares to be issued to the Grantee.

Y	=	the Option Shares purchasable under this Option or, if only a portion of this Option is being exercised, the portion of the Option Shares being exercised.

A	=	the Fair Market Value (as determined by the Board of Directors of the Company) of one share of Common Stock on the exercise date.

B	=	the Exercise Price.

Notwithstanding the foregoing, it is specifically understood by the Grantee that no warranty is made to the Grantee with respect to the value of such shares.

In order to exercise an Option, the Option must be vested and the Grantee must file with the Company a completed notice of exercise in the form attached hereto as Exhibit A (a “Notice of Exercise”). In addition, regardless of whether the option is fully vested, in order to exercise an Option, there shall be no ongoing breach of the Agreement by Grantee. The Exercise Price of each Option in respect of each Share purchased under such Option must be paid in full at the time of exercise by (i) bank draft or certified check at the time of exercise, (ii) a cashless exercise method whereby the Company shall retain such number of Shares otherwise issuable in connection with the exercise of the Option as shall have a Fair Market Value on the date of such exercise equal to the aggregate Exercise Price, or (iii) such other methods as the Company may permit from time to time in its sole discretion. Upon receipt of payment in full of the Exercise Price in respect of each Option, the number of Shares in respect of which the subject Option is exercised less, to the extent the withholding and income tax obligations are satisfied by surrendering Shares in accordance with below, Shares required to satisfy any applicable deductions and withholdings, will be duly issued to the Grantee as fully paid and non-assessable.

2. Subject to the provisions and limitations hereof, the Option shall immediately vest and may be exercised by the Grantee at any time after the Date of Grant.

3. In no event shall the Grantee exercise the Option for a fraction of a share or for less than one hundred (100) shares (unless the number purchased is the total balance for which the Option is then exercisable).

4. The unexercised portion of the Option granted herein will automatically and without notice terminate and become null and void upon the expiration of ten (10) years from the date of the grant of the Option. In the event the Agreement is terminated prior to the expiration of ten (10) years from the date hereof, the Option shall, to the extent not theretofore exercised, terminate and become null and void, except to the extent described below.

5. The Option is not transferable. Without the prior consent of the Company, the Option may not be pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar proceeding. Any attempted assignment, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar proceeding upon the Option, shall be null and void and without effect.

6. If the Company, in its sole discretion, shall determine that it is necessary, to comply with applicable securities laws, the certificate or certificates representing the shares purchased pursuant to the exercise of the Option shall bear an appropriate legend in form and substance, as determined by the Company, giving notice of applicable restrictions on transfer under or in respect of such laws.

7. The Option granted hereunder is intended to be exempt from the definition of a “nonqualified deferred compensation plan” under Section 409A of Code and the Treasury regulations and other official guidance promulgated thereunder (“Section 409A”). In the event that the Board determines that the Option may be subject to Section 409A, the Board may adopt such amendments to this letter or Option or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Option from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A and thereby avoid the application of penalty taxes under Section 409A

8. The Grantee hereby covenants and agrees with the Company that if, at the time of exercise of the Option, there does not exist a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the “Act”), which Registration Statement shall have become effective and shall include a prospectus which is current with respect to the shares subject to the Option, the Grantee shall make the representations (i) that the Grantee is purchasing the shares for its own account and not with a view to the resale or distribution thereof, (ii) that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (x) a Registration Statement on an appropriate form under the Act, which Registration Statement shall become effective and shall be current with respect to the shares being offered and sold, or (y) a specific exemption from the registration requirements of the Act, but in claiming such exemption, the Grantee shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Company as to the applicability of such exemption and (iii) that the Grantee agrees that the certificates evidencing such shares shall bear a legend to the effect of the foregoing.

By the Grantee’s acceptance hereof, it agrees to reimburse the Company in cash at the time and as condition to the exercise of this Option for any taxes required by any government to be withheld or otherwise deducted and paid by the Company in respect of the issuance or disposition of the shares subject to the Option. In lieu thereof, the Company shall, in its discretion and at its election, have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Grantee. The Company may, in its discretion, hold the stock certificate to which the Grantee is entitled upon the exercise of the Option as security for the payment of such withholding tax liability, until cash sufficient to pay that liability has been accumulated.

This agreement is not a contract of employment nor a promise of future employment with or consideration from the Company.

Please indicate your acceptance of all the terms and conditions of the Option by signing and returning a copy of this letter.

Very truly yours,
The OLB Group, Inc.

By:	/s/Ronny Yakov
Name:	Ronny Yakov
Title:	Chief Executive Officer

ACCEPTED:

Cai Energy Blockchain, Inc.

By:	/s/ Yifei “Bessie” Cai
Name:	Yifei “Bessie” Cai
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF EXERCISE

TO: The OLB Group, Inc.

Attention: Secretary

The undersigned elects to exercise an Option to purchase ________ shares of the common stock, $.0001 par vale (“Shares”) of The OLB Group, Inc. (the “Company”) which are the subject of an Option granted on July 28, 2021 and have an Exercise Price of $0.0001 per Share.

In connection with the foregoing, I hereby elect to exercise cashlessly pursuant to the Option Grant Letter dated July 28, 2021 from the Company.

The undersigned requests that the Shares be issued in the name of ___________________.

DATED , .

Signature

Name (please print)

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